EXHIBIT 23.1




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Employee Stock Purchase Plan of VLSI Technology, Inc. of our report dated January 19, 1994, with respect to the consolidated financial statements and schedules of VLSI Technology, Inc. included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 25, 1993, as amended, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

San Jose, California
March 6, 1995